As filed with the Securities and Exchange Commission on April 28, 2023

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accolade, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0969591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 Third Avenue, Suite 1700

Seattle, WA 98101

(206) 926-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Accolade, Inc. 2020 Equity Incentive Plan

Accolade, Inc. 2020 Employee Stock Purchase Plan

(Full titles of the plans)

Rajeev Singh
Chief Executive Officer
Accolade, Inc.
1201 Third Avenue,
Suite 1700
Seattle, WA 98101
(206) 926-8100

(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies to:

Richard Eskew	John W. Robertson
General Counsel	Alan D. Hambelton
Accolade, Inc.	Cooley LLP
660 West Germantown Pike, Suite 500	1700 Seventh Avenue, Suite 1900
Plymouth Meeting, PA 19462	Seattle, WA 98101
(610) 834-2989	(206) 452-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

Accolade, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,923,138 shares of common stock, par value $0.0001 per share (the “Common Stock”), under the Registrant’s 2020 Equity Incentive Plan and an additional 730,784 shares of Common Stock under the Registrant’s 2020 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each respective plan. These additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2020 (File No. 333-239704) and a subsequent Registration Statement on Form S-8 was filed with the Commission on June 3, 2022 (File No. 333-265425). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended February 28, 2023 filed with the Commission on April 27, 2023 (File No. 001-39348); and

(b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on June 25, 2020 (File No. 001-39348) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.6 of the Form 10-K.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39348	3.1	July 10, 2020

4.4	Amended and Restated Bylaws of the Registrant	S-1/A	333-236786	3.4	February 28, 2020

4.5	Form of common stock certificate of the Registrant	S-1	333-236786	4.1	February 28, 2020

5.1*	Opinion of Cooley LLP

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Form S-8)

99.1	Accolade, Inc. 2020 Equity Incentive Plan and forms of agreement thereunder	S-1	333-236786	10.2	June 16, 2020

99.2	Accolade, Inc. 2020 Employee Stock Purchase Plan	S-1	333-236786	10.3	June 16, 2020

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on April 28, 2023.

ACCOLADE, INC.

By:	/s/ Rajeev Singh
Name:	Rajeev Singh
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajeev Singh and Stephen Barnes, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajeev Singh	Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2023
Rajeev Singh

/s/ Stephen Barnes	Chief Financial Officer (Principal Accounting Officer)	April 28, 2023
Stephen Barnes

/s/ Jeff Brodsky	Director	April 28, 2023
Jeff Brodsky

/s/ Michael Hilton	Director	April 28, 2023
Michael Hilton

/s/ Jeffrey Jordan	Director	April 28, 2023
Jeffrey Jordan

/s/ Cindy Kent	Director	April 28, 2023
Cindy Kent

/s/ Peter Klein	Director	April 28, 2023
Peter Klein

/s/ Dawn Lepore	Director	April 28, 2023
Dawn Lepore

/s/ Elizabeth Nabel	Director	April 28, 2023
Elizabeth Nabel

/s/ Patricia Wadors	Director	April 28, 2023
Patricia Wadors

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